UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 2, 2015

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Consummation of Arrangement

On April 2, 2015, Radiant Logistics, Inc. (the “Company,” “we” “us” or “our”) completed our previously announced acquisition of Wheels Group Inc. (“Wheels”). The acquisition was structured as a Plan of Arrangement (the “Plan of Arrangement”) under which Radiant Global Logistics Ltd., our wholly-owned, indirect subsidiary (“Acquisition Sub”), acquired all of the issued and outstanding common shares of Wheels (“Wheels Shares”) for aggregate consideration of approximately CAD$33,862,784 and 6,900,000 shares of our common stock (“Radiant Shares”), in addition to the refinancing of Wheels outstanding indebtedness of approximately CAD$32 million.

The Plan of Arrangement was approved by the Ontario Superior Court of Justice pursuant to applicable Ontario corporate laws. The Radiant Shares have been issued in reliance upon the exemptions from registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act of 1933, as amended, and applicable exemptions under state securities laws.

In connection with the Plan of Arrangement, Radiant had entered into Voting, Consideration, Election and Lock-Up Agreements (“Voting Agreements”) on January 20, 2015 with certain officers, directors and shareholders of Wheels (the “Locked-Up Shareholders”) pursuant to which the Locked-Up Shareholders agreed to refrain from transferring the Radiant Shares received as arrangement consideration for specific periods of time following the closing of the acquisition. Specifically, pursuant to the Voting Agreements, Locked-Up Shareholders holding approximately 1.29 million newly-issued Radiant Shares agreed to refrain from transferring such shares for one year following the acquisition and Locked-Up Shareholders holding approximately 2.63 million newly-issued Radiant Shares agreed to refrain from transferring 20% of such shares for 90 days following the acquisition and for one year following the acquisition for the remaining 80% of such shares.

After completion of the Arrangement, Bohn Crain, our Chairman and Chief Executive Officer, will lead the combined company. Dan Stegemoller will continue in his capacity as the Chief Operating Officer of the combined company’s forwarding operations. Tim Boyce will become the Chief Operating Officer for the combined company’s rail and truck brokerage operations, and Peter Jamieson will become Senior Vice President and Country Manager – Canada. In connection with the Arrangement, Doug Tozer, Wheels’ Chief Executive Officer, and Denise Messier, Wheels’ Vice President of Human Resources and Administration, have resigned.

The Plan of Arrangement is filed as Exhibit 2.1 to our Current Report on Form 8-K filed on January 23, 2015, and is incorporated herein by reference. The forms of Voting Agreements are filed as Exhibit 10.1 and 10.2 to our Current Report on Form 8-K filed on January 23, 2015, and are incorporated herein by reference. The Plan of Arrangement and Voting Agreements have been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Financing

In order to provide the cash consideration payable under the Plan of Arrangement and refinance the outstanding indebtedness of Wheels, we obtained several financing facilities.

Senior Credit Facility

On April 2, 2015, we entered into a USD$65.0 million revolving credit facility (the “Senior Credit Facility”) with Bank of America, N.A. (“BofA”) on its own behalf and as agent to the other lenders named therein, currently consisting of the Bank of Montreal (as the initial member of the syndicate under such loan), pursuant to an Amended and Restated Loan and Security Agreement (the “Senior Loan Agreement”). This replaces our prior USD$30.0 million facility with BofA. The Senior Credit Facility matures on August 9, 2018 and is collateralized by a first-priority security interest in all of the assets of the U.S. co-borrowers, a first-priority security interest in all of the accounts receivable and associated assets of the Canadian co-borrowers (the “Canadian A/R Assets”) and a second-priority security interest on the other assets of the Canadian borrowers. Advances under the Senior Credit Facility were used to fund the Wheels acquisition and are available for future acquisitions, certain debt repayment and for other corporate purposes. Borrowings under the Senior Credit Facility accrue interest at a variable rate of interest based upon LIBOR and/or one or more other interest rate indices plus an applicable margin. The Senior Credit Facility provides for advances of up to 85% of our eligible Canadian and domestic accounts receivable, 75% of eligible accrued but unbilled domestic receivables and eligible foreign accounts receivable, all of which are subject to certain sub-limits, reserves and reductions.

The co-borrowers of the Senior Credit Facility include the following: (i) with respect to U.S. obligations under the Senior Credit Facility, Radiant Logistics, Inc., Radiant Global Logistics, Inc., Radiant Transportation Services, Inc., Radiant Logistics Partners LLC, Adcom Express, Inc., Radiant Customs Services, Inc., DBA Distribution Services, Inc., International Freight Systems (of Oregon), Inc., Radiant Off-Shore Holdings LLC, Green Acquisition Company, Inc., On Time Express, Inc., Clipper Exxpress Company, Bluenose Finance LLC, Wheels MSM US, Inc., and Radiant Trade Services, Inc.; and (ii) with respect to Canadian obligations under the Senior Credit Facility, Radiant Global Logistics, Ltd., Wheels Group Inc., 1371482 Ontario Inc., Wheels MSM Canada Inc., 2062698 Ontario Inc., Associate Carriers Canada Inc. and Wheels Associate Carriers Inc. As co-borrowers under the Senior Credit Facility, the accounts receivable of the foregoing entities will become eligible for inclusion within the overall borrowing base of the Company and all borrowers will be responsible for repayment of the debt associated with applicable advances (U.S. or Canadian) under the Senior Credit Facility. In addition, we and our U.S. subsidiaries will guarantee both the U.S. and Canadian obligations under the Senior Credit Facility, while our Canadian subsidiaries will guarantee only the Canadian obligations under the Senior Credit Facility.

The terms of the Senior Credit Facility are subject to a financial covenant which may limit the amount otherwise available under such facility. The covenant requires us to maintain a basic fixed charge coverage ratio of at least 1.1 to 1.0 during any period (the “Trigger Period”) in which we are in default under the Senior Credit Facility, if total availability falls below $10 million or if U.S. availability is less than $6 million.

Under the terms of the Senior Credit Facility, we are permitted to make additional acquisitions without the consent of the senior lenders only if certain conditions are satisfied. The conditions imposed by the Senior Credit Facility include the following: (i) the absence of an event of default under the Senior Credit Facility, (ii) the acquisition must be consensual; (iii) the company to be acquired must be in the transportation and logistics industry, located in the United States or certain other approved jurisdictions, and have a positive EBITDA for the 12 month period most recently ended prior to such acquisition, (iv) no debt or liens may be incurred, assumed or result from the acquisition, subject to limited exceptions, and (v) after giving effect for the funding of the acquisition, we must have availability under the Senior Credit Facility of at least the greater of 20% of the U.S.-based borrowing base and Canadian-based borrowing base or $12.5 million, and U. S. availability of at least $7.5 million. In the event that we are not able to satisfy the conditions of the Senior Credit Facility in connection with a proposed acquisition, we must either forego the acquisition, obtain the consent of the senior lenders, or retire the Senior Credit Facility. This may limit or slow our ability to achieve the critical mass we may need to achieve our strategic objectives.

The foregoing description is qualified in its entirety by reference to the full text of the Senior Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein. The Senior Loan Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Senior Secured Integrated Private Debt Fund IV LP Term Loan

On April 2, 2015, Wheels obtained a CAD$29.0 million senior secured Canadian term loan from Integrated Private Debt Fund IV LP (“IPD”) pursuant to a $29,000,000 Credit Facilities Loan Agreement (the “IPD Loan Agreement”). The Company and its U.S. and Canadian subsidiaries are guarantors of the Wheels obligations thereunder. The loan matures on April 1, 2024 and accrues interest at a rate of 6.65% per annum. The loan repayment will consist of interest-only payments for the first 12 months followed by blended principal and interest payments for the next eight years. The loan may be prepaid in whole at any time upon providing at least 30 days prior written notice and paying the difference between (i) the present value of the loan interest and the principal payments foregone discounted at the Government of Canada Bond Yield for the term from the date of prepayment to April 1, 2024, and (ii) the face value of the principal amount being prepaid. In connection with the loan, we paid a commitment fee of CAD$290,000 and an amount equal to five months of interest payments into a debt service reserve account controlled by IPD.

The loan is collateralized by a (i) first-priority security interest in all of the assets of Wheels except the Canadian A/R Assets, (ii) a second-priority security interest in the Canadian A/R Assets, and (iii) a second-priority security interest on all of our assets.

The terms of the loan are subject to certain financial covenants, which require us to maintain (i) a debt service coverage ratio of at least 1.2 to 1.0 and (ii) a senior debt to EBITDA ratio of at least 3.0 to 1.0. In addition, during any Trigger Period, the Company and its U.S. and Canadian subsidiaries must maintain a fixed charge coverage ratio of at least 1.1 to 1.0.

Under the terms of the IPD Loan Agreement, we are permitted to make additional acquisitions without IPD’s consent only if certain conditions are satisfied, including, among others: (i) the equity interests or property acquired in such acquisition constitute a business reasonably related to our business or the business of Wheels; (ii) no default or event of default shall exist prior to or will be caused as a result of such acquisition; (iii) we or Wheels shall have provided IPD with at least 10 business days prior written notice of such acquisition that must include certain descriptive information and pro forma information regarding the acquisition; (iv) such person whose equity interests or property are being acquired shall have, as of the last day of the most recent fiscal quarter of such person, actual (or pro forma to the extent approved in writing by IPD) positive EBITDA and net income, in each case for the 12 month period ending on such date; (v) the aggregate cash consideration payable at the closing of the acquisition shall not exceed $10,000,000 for any single transaction and $25,000,000 in the aggregate, in any fiscal year or such greater amount approved in writing by IPD; provided, however, that the foregoing limitation shall exclude cash consideration derived from the proceeds of sales of newly issued equity interests of Radiant during the twelve-month period prior to the closing of such acquisition (as described below); (vi) no debt or liens may be incurred, assumed or result from the acquisition, subject to limited exceptions; (vii) the assets subject to the acquisition are free from all liens except those permitted under the IPD Loan Agreement; and (viii) the post-closing U.S. availability under the Senior Credit Facility is at least $7,500,000 on a pro forma basis.

Under the IPD Loan Agreement, we have agreed to use commercially reasonable efforts to raise at least CAD$20 million of additional equity on or before April 2, 2016, subject to market conditions or to the granting of an extension or waiver of this requirement by IPD. However, in no event will our failure to raise such additional equity be deemed an event of default under the loan.

The foregoing description is qualified in its entirety by reference to the full text of the IPD Loan Agreement, a copy of which is filed herewith as Exhibit 10.2, and is incorporated by reference herein. The IPD Loan Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Subordinated Secured Alcentra Capital Corporation and Triangle Capital Corporation Term Loan

On April 2, 2015, we obtained a USD$25.0 million subordinated secured term loan from Alcentra Capital Corporation ($10.0 million) and Triangle Capital Corporation ($15.0 million) (collectively, the “Subordinated Lenders”) pursuant to a Loan and Security Agreement (the “Alcentra/Triangle Subordinated Loan Agreement”). The loan matures on April 2, 2021 and accrues interest at a rate of 12% per annum during the first six months of the loan and then at a variable rate, ranging from LIBOR plus 950 basis points to LIBOR plus 1025 basis points (all with a 100 basis points LIBOR floor), depending on our total leverage ratio. Prior to April 2, 2016, the loan may not be prepaid. After this, prior to April 2, 2017, the loan may be prepaid by paying a prepayment premium equal to 3% of the amount prepaid. After April 2, 2017, the loan may be prepaid, in whole or in part, without penalty. We may be required to prepay, at the Subordinated Lenders’ option, the entire amount of the loan (including applicable prepayment premiums) upon the occurrence of certain events, such as an event of default, a change in control, or the completion of a “going private” transaction. In connection with the loan, we paid a commitment fee of approximately $500,000.

The loan is collateralized by a third-priority security interest in all of our U.S. based assets. The loan will be subordinate to the Senior Credit Facility and the loan from IPD, and will be senior to all other indebtedness.

The terms of the loan are subject to certain financial covenants. We are required to maintain a fixed charge coverage ratio of at least 1.05 to 1.0. We are also required to initially maintain a maximum adjusted leverage ratio and a maximum total leverage ratio of up to 3.75:1.00 and 4.25:1.00, respectively, with such amounts decreasing by .10 for every year of the loan, such that during the final year of the loan, the maximum adjusted leverage ratio and the maximum total leverage ratio will be 3.25:1.00 and 3.75:1.00, respectively.

Under the Alcentra/Triangle Subordinated Loan Agreement, we are permitted to make additional acquisitions without the consent of the Subordinated Lenders only if certain conditions are satisfied, including, among others: (i) the equity interests or property acquired in such acquisition constitute a business reasonably related to the our business; (ii) no default or event of default shall exist prior to or will be caused as a result of such acquisition; (iii) we shall have provided the Subordinated Lenders with at least 30 business days prior written notice of such acquisition that must include certain descriptive information and pro forma information regarding the acquisition; and (iv) post-closing U.S. availability under the Senior Credit Facility is at least $7,500,000 on a pro forma basis; and (v) the aggregate cash consideration payable at the closing of the acquisition shall not exceed $10,000,000 for any single transaction and $25,000,000 in the aggregate in any fiscal year (of which not more than $10,000,000 in the aggregate in any fiscal year may be payable in connection with acquisitions of persons located or organized within Canada) or such greater amount approved in writing by the Subordinated Lenders; provided, however, that the foregoing limitation shall exclude cash consideration derived from the proceeds of sales of equity interests issued by the borrowers during the 12 month period prior to the closing of such acquisition to the extent that the borrowers elect to issue equity interests. The written consent of the Subordinated Lenders shall be required if, in an acquisition described in the preceding clause, the aggregate cash consideration payable at the closing of such Acquisition is equal to or greater than $25,000,000 (or $10,000,000 with respect to any acquisition of a person located or organized within Canada).

The foregoing description is qualified in its entirety by reference to the full text of the Alcentra/Triangle Subordinated Loan Agreement, a copy of which is filed herewith as Exhibit 10.3, and is incorporated by reference herein. The Alcentra/Triangle Subordinated Loan Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Arrangement, Tim Boyce will become the Chief Operating Officer of the combined company’s rail and truck brokerage operations, and Peter Jamieson will become Senior Vice President and Country Manager – Canada.

Mr. Boyce joined Wheels on February 1, 2012 as Executive Vice President - Marketing and Sales, and was promoted to Chief Marketing Officer shortly thereafter. From October 1, 2013 through the effective date of the Arrangement, he served as President of Wheels’ U.S. operations. Prior to joining Wheels, Mr. Boyce was employed by Canadian Pacific Railway where he served in various senior roles including General Manager - Sales and Marketing Domestic Intermodal. Prior to this, he was the Vice President - Sales and Marketing with Canpar Transport Ltd, a leading Canadian courier company, and TST (formerly TNT) Overland Express, a leading Canadian based LTL company serving customers across North America.

Mr. Boyce’s employment is governed by an Executive Employment Agreement, dated effective as of February 1, 2012, between Wheels and Mr. Boyce (the “Boyce Employment Agreement”). Boyce is currently receiving from Wheels a base salary of CAD$275,000. Mr. Boyce is also eligible to receive an annual incentive bonus of up to 50% of his base salary, based upon the achievement of certain company-wide objectives and individual objectives. We also agreed to grant Mr. Boyce an option to purchase 200,000 shares of our common stock having an exercise price equal to the per share equivalent of the fair market value of our common stock on the trading day immediately prior to the date of grant, and subject to 20% annual vesting over the five year period following the grant date.

In addition to customary employment benefits that are broadly provided to Wheels’ employees, such as participation in life insurance, hospitalization, major medical and other health benefits, Mr. Boyce is also entitled to an annual vehicle allowance of CAD$12,000. Further, if Mr. Boyce is terminated without just cause, he will be entitled to receive a lump sum payment equal to 12 months of his base salary and his vehicle allowance along with an amount that is equal to his average annual incentive bonus during the two years prior to his termination. He will also be entitled to continue his benefit coverage for 12 months (or receive a lump sum payment for the cost of such benefit coverage).

Mr. Jamieson served as the Chief Operating Officer of Wheels since 2010 and a member of the Wheels board of directors prior to the completion of the Arrangement. Prior to 2010, he served in various roles with Wheels since joining them in 1996. During his tenure, Peter has led the development of various areas including sales, marketing, quality, finance, IT and the integration of Wheels Clipper in 2006, along with all other Wheels acquisitions. Prior to joining Wheels, Peter was a Director of Global Business Affairs for a multinational petro chemical company. Peter obtained a BA, Economics and Western Executive Program from the University of Western Ontario, Canada.

Effective as of April 6, 2015, Wheels entered into an Employment Agreement with Mr. Jamieson (the “Jamieson Employment Agreement”) setting forth the terms and conditions of his employment. Pursuant to the Employment Agreement, Mr. Jamieson is entitled to receive an annual base salary of CAD$220,000, subject to annual evaluation and adjustment. We also granted Mr. Jamieson an option to purchase 200,000 shares of our common stock having an exercise price equal to the per share equivalent of the fair market value of our common stock on the trading day immediately prior to the date of grant, and subject to 20% annual vesting over the five year period following the grant date.

Pursuant to our management incentive compensation plan, Mr. Jamieson will be evaluated with a target bonus, based upon achievement of corporate and individual objectives. Ultimate awards of annual compensation adjustments and bonuses under the management incentive compensation plan are at the discretion of our audit and executive oversight committee. From the date of the Employment Agreement through June 30, 2016, Mr. Jamieson is entitled to receive a bonus of not less than CAD$13,750 per quarter.

In addition to customary employment benefits that are broadly provided to Wheels employees, such as participation in life insurance, hospitalization, major medical and other health benefits, Mr. Jamieson is entitled to six months of severance in the form of salary continuation payments in the event his employment is terminated as a result of death, disability, or other than for cause; or twelve months of severance if within nine months following a “Change of Control”, he voluntary terminates his employment for “Good Reason” or his employment is terminated other than for cause. For the purposes of the Jamieson Employment Agreement, a “Change of Control” shall be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of the stock or assets of Wheels to another entity, except to an entity controlled directly or indirectly by Wheels, or a merger, consolidation or other reorganization in which Wheels is not the surviving entity, or a plan of liquidation or dissolution of Wheels other than pursuant to bankruptcy or insolvency laws. For the further purpose of the Jamieson Employment Agreement, “Good Reason” shall be deemed to occur upon either (i) a breach of the Jamieson Employment Agreement by Wheels, or (ii) a reduction in salary without Mr. Jamieson’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

The foregoing descriptions are qualified in its entirety by reference to the full text of the Boyce Employment Agreement and Jamieson Employment Agreement, copies of which are filed herewith as Exhibit 10.4 and 10.5, and are incorporated by reference herein. The Boyce Employment Agreement and Jamieson Employment Agreement have been incorporated by reference herein to provide you with information regarding their respective terms. They are not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 8.01Other Events.

On April 2, 2015, we issued a press release announcing the completion of the Arrangement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, historic audited financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(b)Pro forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, pro forma financial information required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(d)	Exhibits.

Exhibit	Exhibit Description

2.1

Arrangement Agreement, dated as of January 20, 2015, by and among Radiant Logistics, Inc., Radiant Global Logistics, ULC and Wheels Group Inc. (incorporated by reference to the Current Report on Form 8-K, filed on January 23, 2015)

10.1	Amended and Restated Loan and Security Agreement, dated April 2, 2015, by and between Bank of America, N.A. and Radiant Logistics, Inc.

10.2	$29,000,000 Credit Facilities Loan Agreement, dated April 2, 2015, by and between Integrated Private Debt Fund IV LP, Wheels Group Inc. and its subsidiaries

10.3	Loan and Security Agreement dated April 2, 2015 by and among Triangle Capital Corporation, as agent, the Company and certain of its subsidiaries

10.4	Executive Employment Agreement, dated effective as of February 1, 2012, by and between Wheels Group Inc. and Tim Boyce

10.5	Employment Agreement, dated effective as of April 6, 2015, by and between Wheels Group Inc. and Peter Jamieson

99.1	Press Release

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish omitted exhibits and schedules to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This document and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. Forward-looking statements include statements that are not historical facts and are generally, but not always, identified by the use of words such as "anticipate", "continue", "estimate", "expect", "expected", "intend", "may", "will", "project", "plan", "should", "believe" and similar expressions (including negative variations), These forward-looking statements involve risks and uncertainties that include, among others, risks discussed in our filings with the SEC and the following additional uncertainties and assumptions that relate to: continued relationships with our operating partners; challenges in locating suitable acquisition opportunities and securing the financing necessary to complete such acquisitions; general industry conditions and competition; domestic and international economic and political factors; transportation costs; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger operating partners; laws and governmental regulations affecting the transportation industry in general and our operations in particular. In addition, our acquisition of Wheels is subject to additional risks and uncertainties, such as: the expected impact of the acquisition on our results of operations; fluctuations in the value of the Canadian dollar relative to the U.S. dollar, particularly as we begin to generate additional revenue in Canada; our significantly increased levels of indebtedness as a result of the proposed transaction, which could limit our operating flexibility and opportunities; our ability satisfy our obligations and meet required financial and other covenants necessary to maintain and draw funds from our credit facilities; our ability to realize anticipated synergies and cost savings from the Wheels acquisition, which contemplates, among other things, additional revenue opportunities, the elimination of costs associated with redundant operations, and the consolidation of facilities; our ability to maintain positive relationships with Wheels’ third-party transportation providers, suppliers and customers; our ability to retain and attract qualified personnel to operate the Wheels business; Wheels’ ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends; and unexpected costs, liabilities, charges or expenses resulting from the transaction. More information about factors that potentially could affect our financial results is included in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We disclaim any intention or obligation to update any forward-looking statement even if new information becomes available, as a result of future events or for any other reason. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

Additional Information

None of the shares to be issued by us pursuant to the Arrangement Agreement have been or will be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and any securities issued in the Arrangement are anticipated to be issued in reliance upon the exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: April 8, 2015	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice President, General Counsel and Secretary